UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  NOVEMBER 3, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 2.01  Completion of Acquisition of Assets

See below.

ITEM 7.01  Regulation FD Disclosure

See below.

ITEM 8.01  Other Events

Accredited Business Consolidators Corp. (trading as the Italian Oven, Inc. (Pink Sheets: IOVE)) today mailed documentation to the Pennsylvania Secretary of State to form two subsidiaries, Accredited Hospitality Group, Inc., and Accredited Suppliers Corp.

AHG will participate in joint ventures (between 25 and 75% ownership of the properties) with smaller hotel and motel locations in Central America and the United States. IOVE, through Italian Oven Travel & Entertainment Corp., will assist the properties become members of global distribution systems so that computerized reservations can occur. The primary reason why smaller hotels are not booked is because they're not featured on electronic reservation systems. AHG will focus on properties with ten to twenty-five rooms that can be filled up at all times rather than large luxury hotels that have half their rooms empty during off-peak seasons. AHG is presently in negotiations with four properties.

ASC is presently engaged in discussions with a printing company to form a joint venture (50/50) wholesale printing supply company to provide products to Central America including Costa Rica, Nicaragua, and Panama. The venture will initially focus on importing large quantities of vinyl products used for banners and billboards that are in demand by Central American printing and advertising companies.

Each corporation will be formed this week with 999,999,999 common shares and 80% ownership by IOVE (i.e., IOVE will own 800,000,000 shares in the ventures).  This will not increase IOVE shares in any manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   NOVEMBER 3, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  accreditedbiz

fax:  1-267-371-5168